UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2025

GLOBAL WATER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-37756	90-0632193
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

21410 N. 19th Avenue #220
Phoenix,	Arizona		85027
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (480) 360-7775
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GWRS	The NASDAQ Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Credit Agreement and Promissory Note
On December 10, 2025, Global Water Resources, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) with CoBANK, ACB, a federally-chartered instrumentality of the United States (“CoBANK”), and a related promissory note issued by the Company to CoBANK (the “Promissory Note” and together with the Credit Agreement, the “CoBANK Loan Agreements”), pursuant to which CoBANK provided the Company a term loan in the aggregate principal amount of $15,000,000 (the “Term Loan”) on the terms and subject to the conditions set forth in the CoBANK Loan Agreements.
The Term Loan bears interest at a fixed rate of 5.49% per annum, payable semi-annually on June 15 and December 15 of each year, beginning on June 15, 2026. The scheduled maturity date of the Term Loan is December 10, 2035, subject to certain prepayment requirements upon a Change in Control (as defined in the Credit Agreement).
The obligations under the CoBANK Loan Agreements are guaranteed by the following subsidiaries of the Company: Global Water, LLC, West Maricopa Combine, LLC, and Global Water Holdings, Inc. (together, the “Guarantors”). The obligations under the CoBANK Loan Agreements are also secured by a pledge of the equity interests in all direct and indirect subsidiaries of the Company and certain related rights and property.
The Credit Agreement contains a debt service coverage ratio financial maintenance covenant, as well as certain restrictive covenants that limit, among other things, the Company’s ability to: create liens and other encumbrances; incur additional indebtedness; merge, liquidate or consolidate with another entity; dispose of or transfer assets; make distributions or other restricted payments; engage in certain affiliate transactions; and change the nature of the business. Additionally, the Credit Agreement contains a provision limiting the payment of dividends if the Company falls below a debt service coverage ratio of 1.25:1.00. The foregoing covenants are subject to various qualifications and limitations as set forth in the Credit Agreement.
Pursuant to the Credit Agreement, the Term Loan will be subject to certain customary events of default after which the Term Loan may be declared due and payable if not cured within the grace period or, in certain circumstances, may be declared due and payable immediately.
The foregoing summary of the terms of the Credit Agreement and the Promissory Note is qualified in its entirety by reference to the full text of such agreements, each of which is attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K (this “Form 8-K”), respectively, and incorporated herein by reference.
Guaranty Agreements
On December 10, 2025, each of the Guarantors entered into a guaranty agreement (collectively, the “Guaranty Agreements”) for the benefit of CoBANK, pursuant to which each Guarantor jointly and severally guaranteed the Company’s obligations under the CoBANK Loan Agreements.
The foregoing summary of the terms of the Guaranty Agreements is qualified in its entirety by reference to the full text of such agreements, each of which is attached as Exhibits 10.3, 10.4, and 10.5 to this Form 8-K, and incorporated herein by reference.
Pledge and Security Agreements
On December 10, 2025, each of the Company and the Guarantors entered into a pledge and security agreement (collectively, the “Pledge and Security Agreements”) with U.S. Bank Trust Company, National Association, as collateral agent for CoBANK, relating to the collateral securing the Company’s obligations under the CoBANK Loan Agreements.
The foregoing summary of the terms of the Pledge and Security Agreements is qualified in its entirety by reference to the full text of such agreements, each of which is attached as Exhibits 10.6, 10.7, 10.8, and 10.9 to this Form 8-K, and incorporated herein by reference.
Item 2.03    Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information required by this Item 2.03 is included in Item 1.01 of this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated December 10, 2025, by and between Global Water Resources, Inc. and CoBANK, ACB
10.2	Promissory Note, dated December 10, 2025, by and between Global Water Resources, Inc. and CoBANK, ACB
10.3	Guaranty Agreement, dated December 10, 2025, by Global Water, LLC
10.4	Guaranty Agreement, dated December 10, 2025, by West Maricopa Combine, LLC
10.5	Guaranty Agreement, dated December 10, 2025, by Global Water Holdings, Inc.
10.6	Pledge and Security Agreement, dated December 10, 2025, by and between Global Water Resources, Inc. and U.S. Bank Trust Company, National Association, as collateral agent
10.7	Pledge and Security Agreement, dated December 10, 2025, by and between Global Water, LLC and U.S. Bank Trust Company, National Association, as collateral agent
10.8	Pledge and Security Agreement, dated December 10, 2025, by and between West Maricopa Combine, LLC and U.S. Bank Trust Company, National Association, as collateral agent
10.9	Pledge and Security Agreement, dated December 10, 2025, by and between Global Water Holdings, Inc. and U.S. Bank Trust Company, National Association, as collateral agent
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL WATER RESOURCES, INC.

Date: December 16, 2025	/s/ Michael J. Liebman
Michael J. Liebman
Chief Financial Officer